UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 5, 2017

APTEVO THERAPEUTICS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37746	81-1567056
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

2401 4th Avenue, Suite 1050 Seattle, Washington	98121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (206) 838-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Aptevo Therapeutics Inc. (“Aptevo”) has prepared investor presentation materials with information about Aptevo, which it intends to use as part of investor presentations. A copy of the investor presentation materials to be used by management for presentations is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K, including the attached Exhibit 99.1,  is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.

Item 8.01	Other Events

On January 5, 2017, Aptevo received a $20.0 million cash payment from Emergent BioSolutions Inc. (“Emergent”) pursuant to the terms of a Non-Negotiable Promissory Note from Emergent to Aptevo, dated July 29, 2016, entered into in connection with the spin-off of Aptevo from Emergent in August 2016.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APTEVO THERAPEUTICS INC.

Date: January 6, 2017	By:	/s/ Shawnte Mitchell
Shawnte Mitchell, Secretary, Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Presentation of Aptevo Therapeutics Inc. dated January 2017